UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2011

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 9, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Electronics For Imaging, Inc. (the “Company”) approved the 2011 performance-based equity and cash bonus program (the “Program”) for the Company’s named executive officers, Guy Gecht, Fred Rosenzweig and Vincent Pilette (each, an “NEO” and together, the “NEOs”). For 2011, subject to the achievement by the Company of certain financial performance objectives, each NEO is eligible to be paid an equity bonus based on a target percentage of such officer’s current annual base salary (the “base salary”) and is provided with an opportunity to equal the equity bonus amount with a cash bonus based upon the Company achieving results significantly above the Company’s 2011 operating plan approved by the Board of Directors (“2011 Operating Plan”). Each of the 2011 equity bonus target amount and cash bonus target amount of Messrs Gecht, Rosenzweig and Pilette was set at $651,000, $503,500 and $245,000, respectively, which corresponds to 105%, 95% and 70%, respectively, of their base salary.

Each NEO’s 2011 performance-based equity and cash bonus will be 60% based on the achievement of targets, set by the Compensation Committee, relating to the Company’s non-GAAP operating income and 40% based on the achievement of Company revenue targets, subject in each case to the Company’s achieving a minimum threshold for non-GAAP operating income determined by the Compensation Committee, provided, however, that the financial targets applicable to the cash bonus opportunity are significantly higher than the financial targets applicable to the equity bonus opportunity and will be paid only if the Company achieves results significantly above the 2011 Operating Plan.

Based upon the Company’s performance against the 2011 revenue and non-GAAP operating income targets, the 2011 equity bonus will be paid through the vesting of performance-based restricted stock units. In execution of the Program, on February 9, 2011 the Compensation Committee also approved the grants of performance-based restricted stock unit awards to the NEOs under the Company’s 2009 Equity Incentive Award Plan, with the aggregate number of units subject to each NEO’s awards being determined by dividing the NEO’s target equity bonus by the closing price of the Company’s common stock on the trading day immediately preceding the grant date. The awards will vest in full or on pro-rata basis, if and as applicable, upon confirmation that the vesting conditions set forth therein have been satisfied.

The text of the Program is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

10.1	EFI 2011 Executive Team Performance Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 11, 2011	ELECTRONICS FOR IMAGING, INC.

	By:	/S/ GUY GECHT
	Name:	Guy Gecht
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	EFI 2011 Executive Team Performance Bonus Program.